Exhibit 99(a)

News Release
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

TrustCo Announces Strong Second Quarter Earnings; Up 20.9% Over Prior Year

Executive Snapshot:

•	Continued strong financial results:
o	Second quarter 2014 compared to 2013:
▪	Net income up 20.9%
▪	Diluted EPS up 20.2%
▪	Return on average assets (ROA) rose 15 basis points to 1.03%
▪	Return on average equity (ROE) rose 167 basis points to 12.50%
▪	Improvement in the efficiency ratio from 53.51% in Q2 2013 to 53.00% in Q2 2014

•	Continued expansion of customer base:
o	Focus on capitalizing on opportunities presented by expanded branch network
o	Deposits per branch grew to $28.3 million at June 30, 2014 from $28.2 million a year earlier despite three new branches being opened during that period
o	Average core deposits grew $91.7 million from Q2 2013 to Q2 2014

•	Loan portfolio reaches all-time high:
o	Average loans were up $238.8 million or 8.7% from Q2 2013 to Q2 2014
o	Residential mortgage loans comprised $223.8 million of the increase
o	At $3.01 billion at June 30, 2014, loans reached an all-time high, exceeding $3 billion for the first time in Company history

•	Asset quality improvement:
o	Nonperforming assets (NPAs) fell $4.7 million to $49.2 million at June 30, 2014 compared to $53.9 million at March 31, 2014
o	NPAs to total assets improved from 1.21% to 1.07% over the last year
o	Net chargeoffs (NCOs) to average loans improved from 0.29% in Q2 2013 to 0.22% in Q2 2014
Page | 4

FOR IMMEDIATE RELEASE:

TrustCo Announces Strong Second Quarter Earnings; Up 20.9% Over Prior Year

Glenville, New York –July 21, 2014

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that net income rose to $11.8 million in the quarter ended June 30, 2014, up 20.9% from $9.8 million for the quarter ended June 30, 2013.

Robert J. McCormick, President and Chief Executive Officer noted, “Our results for the second quarter of 2014 continued our solid bottom line growth and positioning our business for the future.  In addition to the significant increase in net income, we continued to add profitable customer relationships on both the loan and deposit sides of the Bank.  Our highly liquid balance sheet continues to allow us to fund our loan growth without having to overpay for deposits.  The Company had a strong first half of 2014 and we look forward to the remainder of the year with optimism.  We will continue taking advantage of opportunities as they are presented.”

TrustCo saw continued strong loan growth in the second quarter of 2014.  The gains were primarily funded by continued expansion of retail deposits as well as proceeds from cash flow from the lower yielding investment securities portfolio.  The shift toward loans helped offset part of the impact from continued low yields on cash and securities and contributed to an improvement in net interest margin to 3.16% in the second quarter from 3.13% in the first quarter of 2014 and 3.10% in the second quarter of 2013.  Our strong liquidity position continues to be available to allow us to take advantage of opportunities when interest rate conditions change.  The increase in margin, along with control of operating expenses and gains on the sale of ORE enabled the Company to achieve bottom line objectives without having to deploy liquidity into the current low rate investment environment.

Mr. McCormick also noted “We are encouraged by the continued economic improvements where we operate, particularly Florida, and believe we are well positioned to capitalize on these changes.  Our long-term focus on traditional lending criteria and conservative balance sheet management has enabled us to maintain strong liquidity and capital and report continued profit improvements.  As a result, we have been able to focus on conducting business, which has significantly enhanced our reputation and put us in a position to take advantage of changes in market and competitive conditions.”

Return on average assets and return on average equity were 1.03% and 12.50%, respectively for the second quarter of 2014, compared to 0.88% and 10.83% for the second quarter of 2013.  Diluted earnings per share were $0.125 for the second quarter of 2014, up 20.2% from $0.104 for the second quarter of 2013.
Page | 5

For the first half of 2014, return on average assets and return on average equity were 1.01% and 12.30%, respectively, compared to 0.87% and 10.60% for the first half of 2013.  Diluted earnings per share were $0.241 for the first half of 2014, up 19.9% from $0.201 over the same period a year earlier.

On a year-over-year basis, average loans were up $238.8 million or 8.7% in the second quarter of 2014, over the same period in 2013.  Average deposits were up $116.1 million for the second quarter of 2014 over the same period a year earlier.  Most of the gain in deposits came from core deposit accounts, customers also continued to move some funds into certificates with slightly longer maturities, which may help TrustCo if rates rise, without having a material impact on the current cost of funds.  Average core deposits rose $91.7 million from Q2 2013 to Q2 2014.  Core deposits typically represent longer term customer relationships and are generally lower cost than time deposits.  Mr. McCormick noted that, “The year-over-year growth of our loans and core deposit base reflect the long term strategic focus of the Company.

While some banks have backed away from branches, a customer friendly branch franchise continues to be the key to our long term plans.  We opened our 140th and 141st offices, in Stuart, Florida and Warrensburg, New York, during the second quarter.  During 2013 we celebrated the ten year anniversary of our expansion into Florida, while at the same time making significant progress expanding loans and deposits throughout our branch network.  We expect that trend to continue as the new branches continue to mature.  At June 30, 2014, our average branch had $28.3 million of deposits, up $125 thousand compared to the prior year, despite having opened up three branches during that time frame.  We have always designed our branches to be smaller, more cost effective than those built by many of our competitors.  We use open floor plans that help maximize the value of our branches.  We remain mindful that fully achieving our goals for newer branches will take time and continued work.  We believe success in growing customer relationships provides the basic building blocks that help drive profit growth for the coming years.”

Asset quality, the allowance for loan losses coverage of nonperforming loans (NPLs) and net charge-offs all improved from June 30, 2013 to June 30, 2014.  NPLs declined to $40.9 million at June 30, 2014, compared to $43.4 million at June 30, 2013 and nonperforming assets (NPAs) declined to $49.2 million from $53.8 million over the same period.   NPLs were equal to 1.36% of total loans at June 30, 2014, compared to 1.57% a year earlier.  The coverage ratio, or allowance for loan losses to NPLs, was 114.7% at June 30, 2014, compared to 109.5% at June 30, 2013.  Overall, virtually every asset quality indicator improved during the second quarter of 2014 relative to the second quarter of 2013.  The ratio of loan loss allowance to total loans was 1.56% as of June 30, 2014, compared to 1.72% at June 30, 2013.  This decline was due primarily to new loan growth and improved economic conditions over the last year.  The allowance for loan losses ended the second quarter at $46.9 million compared to $47.0 million at the end of the first quarter.

The net interest margin for the second quarter of 2014 was 3.16%, compared to 3.10% in the second quarter of 2013, as noted.  Included in second quarter of 2014 results was a gain of $2.4 million on the previously disclosed sale of owned real estate.  This gain is included in the “Other real estate (income) expense, net” line on the Consolidated Statement of Income.  Second quarter results also reflect the sale of approximately $1.8 million of NPAs to a third party at a gain of $164 thousand, included in “Other” noninterest income.  Property tax expense of $151 thousand associated with the sold assets was recorded during the quarter and is included in “Other” noninterest expense.
Page | 6

At June 30, 2014 the tangible equity ratio was 8.38% compared to 8.11% at March 31, 2014 and 7.83% at June 30, 2013.  Tangible book value per share ended the second quarter at $4.06 compared to $3.69 in the year-ago period.

“American Banker Magazine’s” July 2014 issue recently ranked TRST shares as having the 25th highest dividend yield for all U.S. banks and thrifts.

TrustCo Bank Corp NY is a $4.6 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 141 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at June 30, 2014.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss second quarter 2014 results will be held at 9:00 a.m. Eastern Time on July 22, 2014.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10049252. The call will also be audio webcast at: https://services.choruscall.com/links/trst140722.html, and will be available for one year.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during the remainder of 2014 and for the growth of loans and deposits throughout our branch network and our ability to capitalize on economic changes in the areas in which we operate.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules to distribute capital to TrustCo, which could affect our ability to pay dividends; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; results of examinations of Trustco Bank and TrustCo by our respective regulators; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2013, as amended, and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.
Page | 7

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	06/30/14	03/31/14	06/30/13
Summary of operations
Net interest income (TE)	$35,513	34,701	33,630
Provision for loan losses	1,500	1,500	2,000
Net securities transactions	-	6	1,432
Noninterest income, excluding net securities transactions	4,505	5,753	4,484
Noninterest expense	19,437	20,801	21,869
Net income	11,808	11,011	9,763

Per common share
Net income per share:
- Basic	$0.125	0.116	0.104
- Diluted	0.125	0.116	0.104
Cash dividends	0.066	0.066	0.066
Tangible Book value at period end	4.06	3.93	3.69
Market price at period end	6.68	7.04	5.44

At period end
Full time equivalent employees	747	709	710
Full service banking offices	141	139	138

Performance ratios
Return on average assets	1.03%	0.99	0.88
Return on average equity	12.50	12.09	10.83
Efficiency (1)	53.00	51.28	53.51
Net interest spread (TE)	3.11	3.08	3.04
Net interest margin (TE)	3.16	3.13	3.10
Dividend payout ratio	52.62	56.36	63.33

Capital ratio at period end
Consolidated tangible equity to tangible assets (2)	8.38	8.11	7.83

Asset quality analysis at period end
Nonperforming loans to total loans	1.36	1.53	1.57
Nonperforming assets to total assets	1.07	1.18	1.21
Allowance for loan losses to total loans	1.56	1.60	1.72
Coverage ratio (3)	1.1x	1.0	1.1

(1)	Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions and the net gain on sale of building).
(2)	The tangible equity ratio excludes $553,000 of intangibles from both equity and assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent.

Page | 8

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	06/30/14	06/30/13
Summary of operations
Net interest income (TE)	$70,214	67,337
Provision for loan losses	3,000	4,000
Net securities transactions	6	1,434
Noninterest income	10,258	9,074
Noninterest expense	40,238	43,426
Net income	22,819	18,931

Per common share
Net income per share:
- Basic	$0.241	0.201
- Diluted	0.241	0.201
Cash dividends	0.131	0.131
Tangible Book value at period end	4.06	3.69
Market price at period end	6.68	5.44

Performance ratios
Return on average assets	1.01%	0.87
Return on average equity	12.30	10.60
Efficiency (1)	52.15	53.92
Net interest spread (TE)	3.09	3.09
Net interest margin (TE)	3.15	3.15
Dividend payout ratio	54.42	65.27

(1)	Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions).

TE = Taxable equivalent.
Page | 9

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Interest and dividend income:
Interest and fees on loans	$33,614	32,874	32,658	32,166	31,639
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	381	506	586	571	627
State and political subdivisions	44	68	96	127	148
Mortgage-backed securities and collateralized mortgage obligations-residential	3,299	3,078	3,027	2,888	2,701
Corporate bonds	2	59	138	223	233
Small Business Administration-guaranteed participation securities	539	556	562	558	564
Mortgage-backed securities and collateralized mortgage obligations-commercial	38	38	38	39	38
Other securities	4	4	4	5	3
Total interest and dividends on securities available for sale	4,307	4,309	4,451	4,411	4,314

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	577	625	649	686	716
Corporate bonds	154	154	153	154	214
Total interest on held to maturity securities	731	779	802	840	930

Federal Reserve Bank and Federal Home Loan Bank stock	128	133	129	121	121

Interest on federal funds sold and other short-term investments	376	351	324	344	327
Total interest income	39,156	38,446	38,364	37,882	37,331

Interest expense:
Interest on deposits:
Interest-bearing checking	89	84	83	84	82
Savings	592	763	790	798	829
Money market deposit accounts	618	599	611	590	630
Time deposits	2,035	1,951	1,982	1,937	1,883
Interest on short-term borrowings	342	393	382	370	367
Total interest expense	3,676	3,790	3,848	3,779	3,791

Net interest income	35,480	34,656	34,516	34,103	33,540

Provision for loan losses	1,500	1,500	1,500	1,500	2,000
Net interest income after provision for loan losses	33,980	33,156	33,016	32,603	31,540

Noninterest income:
Trustco Financial Services income	1,405	1,510	1,276	1,317	1,287
Fees for services to customers	2,732	2,521	2,917	2,903	2,968
Net gain on securities transactions	-	6	188	-	1,432
Other	368	1,722	467	194	229
Total noninterest income	4,505	5,759	4,848	4,414	5,916

Noninterest expenses:
Salaries and employee benefits	8,012	7,592	8,664	7,935	7,647
Net occupancy expense	4,110	4,259	4,226	3,911	3,910
Equipment expense	1,823	1,752	1,514	1,567	1,582
Professional services	1,438	1,286	1,409	1,255	1,565
Outsourced services	1,425	1,325	1,075	1,350	1,350
Advertising expense	657	599	835	548	714
FDIC and other insurance	1,000	904	952	1,009	1,004
Other real estate (income) expense, net	(1,688)	855	430	946	1,473
Other	2,660	2,229	1,786	2,167	2,624
Total noninterest expenses	19,437	20,801	20,891	20,688	21,869

Income before taxes	19,048	18,114	16,973	16,329	15,587
Income taxes	7,240	7,103	6,344	6,077	5,824

Net income	$11,808	11,011	10,629	10,252	9,763
Net income per Common Share:
- Basic	$0.125	0.116	0.113	0.109	0.104

- Diluted	0.125	0.116	0.112	0.109	0.104

Average basic shares (thousands)	94,559	94,452	94,347	94,228	94,204
Average diluted shares (thousands)	94,675	94,581	94,472	94,275	94,211

Note: Taxable equivalent net interest income	$35,513	34,701	34,577	34,180	33,630

Page | 10

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended
	6/30/2014	6/30/2013
Interest and dividend income:
Interest and fees on loans	$66,488	63,120
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	887	1,443
State and political subdivisions	112	339
Mortgage-backed securities and collateralized mortgage obligations-residential	6,377	5,470
Corporate bonds	61	451
Small Business Administration-guaranteed participation securities	1,095	1,060
Mortgage-backed securities and collateralized mortgage obligations-commercial	76	67
Other securities	8	8
Total interest and dividends on securities available for sale	8,616	8,838

Interest on held to maturity securities:
Mortgage-backed securities-residential	1,202	1,505
Corporate bonds	308	526
Total interest on held to maturity securities	1,510	2,031

Federal Reserve Bank and Federal Home Loan Bank stock	261	240

Interest on federal funds sold and other short-term investments	727	572
Total interest income	77,602	74,801

Interest expense:
Interest on deposits:
Interest-bearing checking	173	162
Savings	1,355	1,745
Money market deposit accounts	1,217	1,315
Time deposits	3,986	3,703
Interest on short-term borrowings	735	731
Total interest expense	7,466	7,656

Net interest income	70,136	67,145

Provision for loan losses	3,000	4,000
Net interest income after provision for loan losses	67,136	63,145

Noninterest income:
Trust department income	2,915	2,708
Fees for services to customers	5,253	5,855
Net gain on securities transactions	6	1,434
Other	2,090	511
Total noninterest income	10,264	10,508

Noninterest expenses:
Salaries and employee benefits	15,604	15,825
Net occupancy expense	8,369	7,963
Equipment expense	3,575	3,300
Professional services	2,724	2,985
Outsourced services	2,750	2,700
Advertising expense	1,256	1,444
FDIC and other insurance	1,904	2,014
Other real estate (income) expense, net	(833)	2,222
Other	4,889	4,973
Total noninterest expenses	40,238	43,426

Income before taxes	37,162	30,227
Income taxes	14,343	11,296

Net income	$22,819	18,931

Net income per Common Share:
- Basic	$0.241	0.201

- Diluted	0.241	0.201

Average basic shares (thousands)	94,536	94,134
Average diluted shares (thousands)	94,658	94,141

Note: Taxable equivalent net interest income	$70,214	67,337

Page | 11

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
ASSETS:

Cash and due from banks	$48,034	46,127	46,453	45,088	40,580
Federal funds sold and other short term investments	573,514	687,003	536,591	510,561	588,252
Total cash and cash equivalents	621,548	733,130	583,044	555,649	628,832

Securities available for sale:
U. S. government sponsored enterprises	103,340	92,708	198,829	193,614	188,133
States and political subdivisions	3,921	4,968	7,758	11,199	12,159
Mortgage-backed securities and collateralized mortgage obligations-residential	589,517	524,197	532,449	534,301	504,793
Corporate bonds	1,402	6,402	10,471	53,094	53,053
Small Business Administration-guaranteed participation securities	102,367	101,821	103,029	104,863	108,665
Mortgage-backed securities and collateralized mortgage obligations-commercial	10,544	10,543	10,558	10,715	10,725
Other securities	679	653	660	660	660
Total securities available for sale	811,770	741,292	863,754	908,446	878,188

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	67,974	72,188	76,270	81,337	88,852
Corporate bonds	9,952	9,948	9,945	9,941	9,937
Total held to maturity securities	77,926	82,136	86,215	91,278	98,789

Federal Reserve Bank and Federal Home Loan Bank stock	10,951	10,500	10,500	10,500	10,500

Loans:
Commercial	222,655	220,443	223,481	212,833	216,977
Residential mortgage loans	2,437,500	2,374,874	2,338,944	2,279,064	2,205,334
Home equity line of credit	339,897	339,971	340,489	337,178	334,571
Installment loans	6,098	5,714	5,895	5,894	5,544
Loans, net of deferred fees and costs	3,006,150	2,941,002	2,908,809	2,834,969	2,762,426
Less:
Allowance for loan losses	46,935	47,035	47,714	47,722	47,589
Net loans	2,959,215	2,893,967	2,861,095	2,787,247	2,714,837

Bank premises and equipment, net	36,658	35,267	34,414	34,559	38,301
Other assets	71,061	82,445	82,430	71,728	73,757

Total assets	$4,589,129	4,578,737	4,521,452	4,459,407	4,443,204

LIABILITIES:
Deposits:
Demand	$324,277	327,779	318,456	314,660	314,985
Interest-bearing checking	643,473	628,752	611,127	591,590	591,844
Savings accounts	1,233,347	1,236,331	1,218,038	1,221,791	1,228,281
Money market deposit accounts	651,367	648,244	648,402	650,688	634,804
Certificates of deposit (in denominations of $100,000 or more)	436,785	432,168	419,301	405,575	397,707
Other time accounts	705,938	713,944	711,747	710,064	725,255
Total deposits	3,995,187	3,987,218	3,927,071	3,894,368	3,892,876

Short-term borrowings	181,516	195,411	204,162	185,226	176,325
Accrued expenses and other liabilities	27,409	24,329	28,406	25,425	25,380

Total liabilities	4,204,112	4,206,958	4,159,639	4,105,019	4,094,581

SHAREHOLDERS' EQUITY:
Capital stock	98,927	98,927	98,927	98,912	98,912
Surplus	172,769	172,964	173,144	173,408	173,897
Undivided profits	157,832	152,237	147,432	143,015	138,953
Accumulated other comprehensive income (loss), net of tax	(2,611)	(9,452)	(13,803)	(15,923)	(16,831)
Treasury stock at cost	(41,900)	(42,897)	(43,887)	(45,024)	(46,308)

Total shareholders' equity	385,017	371,779	361,813	354,388	348,623

Total liabilities and shareholders' equity	$4,589,129	4,578,737	4,521,452	4,459,407	4,443,204

Outstanding shares (thousands)	94,665	94,564	94,463	94,334	94,204

Page | 12

NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets

	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13
New York and other states*
Loans in nonaccrual status:
Commercial	$5,132	4,853	6,952	5,436	5,891
Real estate mortgage - 1 to 4 family	31,433	34,597	31,045	30,643	30,736
Installment	87	103	93	71	36
Total non-accrual loans	36,652	39,553	38,090	36,150	36,663
Other nonperforming real estate mortgages - 1 to 4 family	159	162	166	170	174
Total nonperforming loans	36,811	39,715	38,256	36,320	36,837
Other real estate owned	3,930	4,707	3,348	3,011	3,918
Total nonperforming assets	$40,741	44,422	41,604	39,331	40,755

Florida
Loans in nonaccrual status:
Commercial	$517	517	-	-	583
Real estate mortgage - 1 to 4 family	3,578	4,668	5,137	5,406	6,022
Installment	1	7	-	-	-
Total non-accrual loans	4,096	5,192	5,137	5,406	6,605
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	4,096	5,192	5,137	5,406	6,605
Other real estate owned	4,365	4,300	5,381	6,816	6,427
Total nonperforming assets	$8,461	9,492	10,518	12,222	13,032

Total
Loans in nonaccrual status:
Commercial	$5,649	5,370	6,952	5,436	6,474
Real estate mortgage - 1 to 4 family	35,011	39,265	36,182	36,049	36,758
Installment	88	110	93	71	36
Total non-accrual loans	40,748	44,745	43,227	41,556	43,268
Other nonperforming real estate mortgages - 1 to 4 family	159	162	166	170	174
Total nonperforming loans	40,907	44,907	43,393	41,726	43,442
Other real estate owned	8,295	9,007	8,729	9,827	10,345
Total nonperforming assets	$49,202	53,914	52,122	51,553	53,787

Quarterly Net Chargeoffs

	06/30/14	03/31/14	12/31/13	09/30/13	06/30/13
New York and other states*
Commercial	$13	242	176	585	49
Real estate mortgage - 1 to 4 family	1,496	851	1,194	1,215	1,885
Installment	24	44	(2)	25	13
Total net chargeoffs	$1,533	1,137	1,368	1,825	1,947

Florida
Commercial	$(2)	612	(1)	(502)	(1)
Real estate mortgage - 1 to 4 family	59	428	138	41	123
Installment	10	2	3	3	-
Total net chargeoffs	$67	1,042	140	(458)	122

Total
Commercial	$11	854	175	83	48
Real estate mortgage - 1 to 4 family	1,555	1,279	1,332	1,256	2,008
Installment	34	46	1	28	13
Total net chargeoffs	$1,600	2,179	1,508	1,367	2,069

Asset Quality Ratios

	06/30/14		03/31/14		12/31/13		09/30/13		06/30/13

Total nonperforming loans(1)	$40,907		44,907		43,393		41,726		43,442
Total nonperforming assets(1)	49,202		53,914		52,122		51,553		53,787
Total net chargeoffs(2)	1,600		2,179		1,508		1,367		2,069

Allowance for loan losses(1)	46,935		47,035		47,714		47,722		47,589

Nonperforming loans to total loans	1.36%		1.53%		1.49%		1.47%		1.57%
Nonperforming assets to total assets	1.07%		1.18%		1.15%		1.16%		1.21%
Allowance for loan losses to total loans	1.56%		1.60%		1.64%		1.68%		1.72%
Coverage ratio(1)	114.7%		104.7%		110.0%		114.4%		109.5%
Annualized net chargeoffs to average loans(2)	0.22%		0.30%		0.21%		0.20%		0.29%
Allowance for loan losses to annualized net chargeoffs(2)	7.3	x	5.4	x	7.9	x	8.7	x	6.0	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended
Page | 13

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)	Three months ended			Three months ended
(Unaudited)	June 30, 2014			June 30, 2013
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$110,783	381	1.38%	$218,199	627	1.15%
Mortgage backed securities and collateralized mortgage obligations-residential	589,334	3,299	2.24	545,989	2,701	1.98
State and political subdivisions	3,823	70	7.32	13,098	231	7.05
Corporate bonds	1,403	2	0.48	54,724	233	1.70
Small Business Administration-guaranteed participation securities	108,072	539	1.99	114,760	564	1.97
Mortgage backed securities and collateralized mortgage obligations-commercial	10,871	38	1.40	11,136	38	1.36
Other	665	4	2.41	660	3	1.82

Total securities available for sale	824,951	4,333	2.10	958,566	4,397	1.83

Federal funds sold and other short-term Investments	606,809	376	0.25	529,672	327	0.25

Held to maturity securities:
Corporate bonds	9,950	154	6.18	13,947	214	6.14
Mortgage backed securities and collateralized mortgage obligations-residential	70,377	577	3.28	93,644	716	3.06

Total held to maturity securities	80,327	731	3.64	107,591	930	3.46

Federal Reserve Bank and Federal Home Loan Bank stock	10,937	128	4.68	10,434	121	4.64

Commercial loans	221,819	2,842	5.12	214,158	2,812	5.25
Residential mortgage loans	2,401,020	27,548	4.59	2,177,171	25,866	4.75
Home equity lines of credit	339,884	3,064	3.62	333,510	2,806	3.37
Installment loans	5,827	167	11.47	4,930	162	13.16

Loans, net of unearned income	2,968,550	33,621	4.53	2,729,769	31,646	4.64

Total interest earning assets	4,491,574	39,189	3.49	4,336,032	37,421	3.45

Allowance for loan losses	(47,389)			(48,298)
Cash & non-interest earning assets	135,326			146,387

Total assets	$4,579,511			$4,434,121

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$632,266	89	0.06%	$581,785	82	0.06%
Money market accounts	655,009	618	0.38	650,927	630	0.39
Savings	1,240,158	592	0.19	1,218,683	829	0.27
Time deposits	1,144,165	2,035	0.71	1,119,710	1,883	0.67

Total interest bearing deposits	3,671,598	3,334	0.36	3,571,105	3,424	0.38
Short-term borrowings	189,802	342	0.72	179,878	367	0.82

Total interest bearing liabilities	3,861,400	3,676	0.38	3,750,983	3,791	0.41

Demand deposits	316,759			301,123
Other liabilities	22,325			20,590
Shareholders' equity	379,027			361,425

Total liabilities and shareholders' equity	$4,579,511			$4,434,121

Net interest income , tax equivalent		35,513			33,630

Net interest spread			3.11%			3.04%

Net interest margin (net interest income to total interest earning assets)			3.16%			3.10%

Tax equivalent adjustment		(33)			(90)

Net interest income		35,480			33,540

Page | 14

(dollars in thousands)	Six months ended			Six months ended
(Unaudited)	June 30, 2014			June 30, 2013
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$139,907	887	1.27%	$244,430	1,443	1.18%
Mortgage backed securities and collateralized mortgage obligations-residential	567,700	6,377	2.25	551,667	5,470	1.98
State and political subdivisions	4,971	175	7.04	15,812	516	6.53
Corporate bonds	4,956	61	2.47	51,061	451	1.76
Small Business Administration-guaranteed participation securities	109,079	1,095	2.01	107,263	1,060	1.98
Mortgage backed securities and collateralized mortgage obligations-commercial	10,904	76	1.39	9,764	67	1.37
Other	662	8	2.42	660	8	2.42

Total securities available for sale	838,179	8,679	2.07	980,657	9,015	1.84

Federal funds sold and other short-term Investments	591,167	727	0.25	468,154	572	0.25

Held to maturity securities:
Corporate bonds	9,948	308	6.18	18,086	526	5.81
Mortgage backed securities and collateralized mortgage obligations-residential	72,340	1,202	3.32	98,598	1,505	3.05

Total held to maturity securities	82,288	1,510	3.67	116,684	2,031	3.48

Federal Reserve Bank and Federal Home Loan Bank stock	10,720	261	4.87	10,035	240	4.78

Commercial loans	222,074	5,639	5.08	215,178	5,659	5.26
Residential mortgage loans	2,378,199	54,530	4.59	2,156,733	51,550	4.79
Home equity lines of credit	340,281	6,000	3.56	333,472	5,606	3.39
Installment loans	5,712	334	11.78	4,730	320	13.65

Loans, net of unearned income	2,946,266	66,503	4.52	2,710,113	63,135	4.67

Total interest earning assets	4,468,620	77,680	3.48	4,285,643	74,993	3.51

Allowance for loan losses	(47,802)			(48,377)
Cash & non-interest earning assets	132,906			149,670

Total assets	$4,553,724			$4,386,936

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$619,076	173	0.06%	$567,261	162	0.06%
Money market accounts	650,828	1,217	0.38	655,027	1,315	0.40
Savings	1,232,803	1,355	0.22	1,211,173	1,745	0.29
Time deposits	1,142,001	3,986	0.70	1,104,379	3,703	0.68

Total interest bearing deposits	3,644,708	6,731	0.37	3,537,840	6,925	0.39
Short-term borrowings	195,954	735	0.76	174,001	731	0.85

Total interest bearing liabilities	3,840,662	7,466	0.39	3,711,841	7,656	0.42

Demand deposits	316,386			294,449
Other liabilities	22,499			20,339
Shareholders' equity	374,177			360,307

Total liabilities and shareholders' equity	$4,553,724			$4,386,936

Net interest income , tax equivalent		70,214			67,337

Net interest spread			3.09%			3.09%

Net interest margin (net interest income to total interest earning assets)			3.15%			3.15%

Tax equivalent adjustment		(78)			(192)

Net interest income		70,136			67,145

Page | 15

Non-GAAP Financial Measures Reconciliation

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by common shares outstanding. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to recurring revenue.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, which we refer to below as recurring expense, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on securities from this calculation, which we refer to below as recurring revenue.  We believe that this provides one reasonable measure of core expenses relative to core revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share and efficiency ratio to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)

	06/30/14	03/31/14	06/30/13
Tangible Book Value Per Share

Equity	$385,017	371,779	348,623
Less: Intangible assets	553	553	553
Tangible equity	384,464	371,226	348,070

Shares outstanding	94,665	94,564	94,204
Tangible book value per share	4.06	3.93	3.69
Book value per share	4.07	3.93	3.70

Tangible Equity to Tangible Assets
Total Assets	4,589,129	4,578,737	4,443,204
Less: Intangible assets	553	553	553
Tangible assets	4,588,576	4,578,184	4,442,651

Tangible Equity to Tangible Assets	8.38%	8.11%	7.83%
Equity to Assets	8.39%	8.12%	7.85%

	3 Months Ended			6 Months Ended
Efficiency Ratio	06/30/14	03/31/14	06/30/13	06/30/14	06/30/13

Net interest income (fully taxable equivalent)	$35,513	34,701	33,630	70,214	67,337
Non-interest income	4,505	5,759	5,916	10,264	10,508
Less: Net gain on sale of building and net gain on sale of nonperforming loans	163	1,556	-	1,719	-
Less: Net gain on securities	-	6	1,432	6	1,434
Recurring revenue	39,855	38,898	38,114	78,753	76,411

Total Noninterest expense	19,437	20,801	21,869	40,238	43,426
Less: Other real estate (income) expense, net	(1,688)	855	1,473	(833)	2,222
Recurring expense	21,125	19,946	20,396	41,071	41,204

Efficiency Ratio	53.00%	51.28%	53.51%	52.15%	53.92%

Page | 16